UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IItem 4.01Changes in Registrant’s Certifying Accountant

On February 7, 2025, Capstone Green Energy Holdings, Inc. (the “Company”) filed a supplement to its definitive proxy statement, dated December 27, 2024, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the Company’s 2024 annual meeting of stockholders and any adjournments or postponements thereof to be held virtually on February 12, 2025 at 9:00 a.m., Pacific Time, to provide information concerning the merger of the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), with CBIZ CPAs P.C. (“CBIZ”).

On November 1, 2024, CBIZ, previously known as Mayer Hoffman McCann P.C., purchased the attest business assets of Marcum, and substantially all of the partners and staff that provided attestation services for Marcum joined CBIZ. The Company expects that, subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, CBIZ will be engaged as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The engagement of CBIZ will be subject to the approval of the Audit Committee of the Board and the completion of CBIZ’s customary client acceptance procedures. Upon such engagement, the services previously provided by Marcum to the Company will be provided by CBIZ, and the Company anticipates that the CBIZ audit team that will service the Company will initially be substantially the same as the audit team from Marcum that previously serviced the Company. Once CBIZ has been formally engaged by the Company, the Company will file a Current Report on Form 8-K disclosing such appointment.

Marcum’s report on the Company’s consolidated balance sheets as of March 31, 2024 and 2023 and the related consolidated statements of operations, temporary equity and stockholders’ deficiency and cash flows for each of the fiscal years then ended, and the related notes to such consolidated financial statements, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through February 7, 2025, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to (i) an inappropriate tone at the top established by certain former senior executives, (ii) the Company’s lack of sufficient qualified professionals with an appropriate level of accounting and internal control knowledge, training and experience to (a) appropriately analyze, record and disclose accounting matters timely and accurately and (b) design and maintain effective internal control over financial reporting, (iii) the Company’s failure to perform a sufficient review of accounting policies to ensure ongoing adherence with U.S. generally accepted accounting principles, (iv) the Company’s failure to design and maintain effective internal control over financial reporting for systems, products, parts and accessories sales subject to bill and hold arrangements with customers and (v) the Company’s failure to design and maintain effective internal control over financial reporting related to the proper accounting, presentation and disclosure for factory protection plan (“FPP”) service contracts, including the cost recognition of parts and labor associated with FPP service contracts, as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent interim period through February 7, 2025, the Company did not consult CBIZ with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of

Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Marcum LLP, dated February 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: February 7, 2025	By:	/s/ John J. Juric
Name: John J. Juric
Title: Chief Financial Officer